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                     EL CONQUISTADOR RESORT AND COUNTRY CLUB
                                CONDOMINIUM UNIT
                         MANAGEMENT AND RENTAL AGREEMENT


         This Agreement, made and entered into this       day of 1994, by and
between EL CONQUISTADOR PARTNERSHIP, L.P. (hereinafter referred to as "Agent") at El Conquistador Resort and Country Club, Fajardo, Puerto Rico (the "Resort") and:

Name: Mr.__________________________ and Mrs._______________________

Home Phone No._____________________ Office Phone No._______________

Taxpayer Identification No. ____________________________    Social

Security No.________________ Address:________________________________________

_____________________________________________________________________________

Apartment Number:_________ Room number(s)__________ Las Casitas I Resort Condominium (hereinafter referred to as the "Owner").

         WHEREAS, the Owner is the owner of the condominium apartment unit identified as Apartment_________ (the "Unit"), forming part of Las Casitas Resort Condominium Regime I, and

         WHEREAS, Agent is the owner of the Resort; and


         WHEREAS, the Owner wishes to engage the services of the Agent to manage the Unit and to offer the Unit for rental under the terms and conditions set forth below, and

         WHEREAS, the Agent is willing to accept such engagement on the terms stated herein;

         NOW THEREFORE, in consideration of the terms and conditions and the mutual covenants herein set forth, the parties agree as follows:


1.  APPOINTMENT OF AGENT:

         The Owner hereby appoints the Agent as its sole and exclusive


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agent for the term indicated herein, to offer and rent the Unit as a hotel accommodation for transient guests, and to perform certain maintenance and housekeeping functions on the Unit, to the extent and in the manner indicated herein. Agent hereby accepts such appointment and agrees to offer the Unit for rental as a hotel accommodation in the Resort on the terms and subject to the conditions set forth herein, and agrees to provide maintenance services to the Unit, as indicated herein.

2. TERM:

         The term of this agreement shall be twelve (12) consecutive months commencing on _________________, 19______ and terminating on ________________,
19_____, (said initial twelve (12) month term and each subsequent renewal thereof, shall hereinafter be referred to as the "Term"). This Agreement shall be automatically renewed for consecutive twelve month periods at the end of the initial Term and, thereafter, at the end of each renewal Term, unless either party shall notify the other in writing not less than four months prior to the termination of the then current Term, of its intention not to renew the same, in which case this Agreement shall terminate upon the expiration of the then current Term.

3. AUTHORITY TO RENT:

         The Owner authorizes the Agent to offer the Unit for rent to transient guests and to execute and deliver throughout the Term, rental agreements with such transient guests on such terms as the Agent shall determine in its sole discretion to be necessary or appropriate. The Agent is further authorized to demand, receive


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and collect all rental payments generated by the Unit and apply and distribute the same in the manner indicated herein.


         The Agent is authorized to maintain at the Unit an inventory of point of sale merchandise items including items of the type customarily found in room mini-bars in first-class hotels, and to carry out the sale of such merchandise in the Unit. The Owner shall not share in the proceeds of any such sale nor in the sale of any other merchandise item or service.


4.  RENTAL RATES:


         The Owner agrees that Agent will have full discretion in fixing and charging rates for the rental of the Unit and in determining which hotel room or condominium unit is rented when occupancy of the Resort is less than 100% occupied.


5.  POSTED RATES:

         The Agent shall from time to time determine the rates at which the Unit will be offered for rent (the Posted Rates) and shall advise the Owner of such rates. "Posted Rates", is a hospitality industry term which denotes the highest rate at which a room or facility will be rented to "walk-in" guests. It also serves as the base rate from which discounts will be granted to establish "commercial rates", "group rates" and similar incentive rates. Due to the resort nature of Las Casitas I Resort Condominium, the Agent expects that a substantial amount of rentals will be at group or other incentives rates. The Owner expressly authorizes the Agent to offer discounts from the Posted Rates at its sole discretion, and expressly waives notice of such discounts. The


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Owner acknowledges that any such discounts will reduce the rentals the Owner may receive for his Unit. The Owner acknowledges that the Agent has made no commitment that the Unit will in fact be rented at any particular time or for any particular consideration. The Agent shall endeavor to give the Owner thirty
(30) days prior written notice of any permanent changes in the Posted Rates for the Unit.


6.  ADVERTISING AND PROMOTION:


         The Agent shall advertise and promote the Resort and the rental of the Unit and all other units and hotel rooms within the Resort, in such manner, and upon such terms and conditions as the Agent shall determine in its sole judgement. The Agent shall have the right and authority to perform any and all acts which Agent in its sole discretion determines are necessary or appropriate to promote, operate, and maintain the Resort as a first class resort and country club, and shall have the continuing right to institute controls, operating procedures, and regulations which in its sole discretion, it determines necessary or desirable. The Agent shall retain such personnel, employees, agents and contractors as in its sole discretion it deems necessary or desirable to perform its functions hereunder.


7.  RESERVATION OF UNIT; ACCESS TO UNIT:


         The Agent shall maintain a reservation system through which all reservations for the Unit shall be processed. The Owner agrees not to enter the Unit or to permit any person, such as a family member, repairman, Owner's guest or others to enter the Unit,


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unless such entry is during the confirmed times of Owner's Occupancy. If the
Owner desires to enter or permit others to enter the Unit during times other than those of confirmed Owner's Occupancy, he must have the prior written approval of the Agent to do so.

8.  ACCOUNTING:


         The Agent shall process all rental transactions relating to the Unit. The Agent shall submit to the Owner on a monthly basis, a Unit Rental Statement, containing in reasonable detail the rental activities and maintenance services rendered to the Unit during the preceding month. The Owner shall have thirty
(30) days from date of receipt of said statement, to notify the Agent, in writing, of any claims, errors or discrepancies pertaining to such statement. Failure of the Owner to so notify the Agent within the aforemen-tioned thirty
(30) days term, shall constitute a waiver of any claim he may have in reference thereof.


9.  COLLECTIONS:


         The Agent shall bill for and shall collect all rents arising from the rental of the Unit during the Term hereof. Agent shall bear the cost of all uncollectible rental fees, as well as all credit card discounts.


10.  COMPENSATION TO AGENT:


         The Owner shall pay to the Agent a commission (the Agent's Commission) for the services to be rendered hereunder, of an amount equal to 50% of all Net Rentals generated by the Unit during the Term hereof. Such commission shall be payable monthly not later



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than on the tenth day of each month. For purposes hereof, Net Rentals shall mean the aggregate of all Gross Rental Income generated by the Unit each month during the Term hereof, less the following deductions (the "Operational Charges"):

         (a) A marketing and administrative charge payable to the Agent equal to 15% of the Gross Rental Income generated by the Unit during each month,


         (b) Travel agency and/or tour operator commission charge equal to the actual expense of travel agent's or tour operator's commissions incurred each month in the rental of the Unit, but not to exceed an amount equal to 5% of the aggregate Gross Rental Income generated by the Unit during the same period,


         (c) Electricity expense incurred by the Unit each month,


         (d) Water and sewer expense incurred by the Unit each month,


         (e) Cable T.V. charges incurred by the Unit each month,


         (f) Regular monthly regime maintenance fee ("Regime Maintenance Fee") assessed on the Unit, excluding any special assessments for paint, extraordinary repairs, replacement of capital common assets and insurance,


         (g) Repair and maintenance expense of household appliances and furniture of the Unit in an amount not to exceed $400, as actually incurred each month, but excluding the replacement of any furniture, lamps, rugs, curtains or major electrical, plumbing or other appliances. The annual fees of the Preventive Maintenance Plan Agreement


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 shall be deemed an Operational Charge.


         (h) Expenses incurred each month in the replacement of glass, silver, china and other minor household items of the Unit,

         (i) A guest amenity charge of five dollars per day, per guest occupying the Unit during each month, to contribute towards the cost of complimentary food, beverage and other gratuitous services offered by the Agent to guests staying at the Unit, and


         (j) housekeeping charges ("Housekeeping Charges"), as indicated on Exhibit A.


         (k) Annual premium of the home-owners policy referenced in Section 29(e) of this Agreement shall be deemed an Operation Charge up to the sum of $520.00.

         Gross Rental Income and Gross Rentals shall refer to the total aggregate rentals generated by the Unit for the period in question, but shall exclude any occupancy or room tax, and any other revenue generated from any occupant of the Unit for the sale of products and services.

         The deduction of Operational Charges from Gross Rentals is solely for purposes of calculating the Agent's Commission, and the Agent shall not be liable for, nor is it assuming any obligation of paying such expenses, other than from rentals generated by the Unit which might be available for such payment.


11.  DISTRIBUTION OF RENTALS, PAYMENT OF OPERATIONAL CHARGES:

         The Agent shall collect all Gross Rentals generated by the



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Unit during the Term hereof. Owner hereby irrevocably empowers and directs the
Agent to (i) pay the Operational Charges out of Gross Rentals, (ii) calculate the Agent's Commission and pay the same to Agent, and (iii) remit the balance of Net Rentals to Owner (the Owner's Share"). The Agent will make every effort to ensure that payment of the Owner's Share will be made to the Owner no later than thirty (30) days after the end of the preceding month.

12.  UTILITY BILLS, REPAIRS:

         The Owner shall be responsible for the timely payment of all utility bills of the Unit and repairs to items therein during the Term hereof. The Agent will pay such charges on behalf of Owner solely from funds generated by the rental of the Unit or from funds in the Owner's account with Agent and only if the Unit has generated sufficient rental income during each particular month to cover such expenses. The Owner hereby authorizes the Agent to retain from the Gross Rentals of the Unit, the amounts necessary for the payment of the marketing and administrative fee, travel agency and tour operator's commissions, monthly electricity service, water and sewer service, cable TV service, replacement of glass, silver, china and other minor household items, maintenance or repair items of the interior of the Unit, provided however, that any maintenance repair item in excess of $400.00 for labor and materials shall be considered an extraordinary maintenance repair item requiring prior approval from Owner, and Housekeeping Charges. Notwithstanding the aforesaid, Owner recognizes that he is solely and primarily responsible for the payment of all utility charges,


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Regime Maintenance Fee, repairs, and other Operational Charges and that, failure of the Agent to withhold such funds and/or to effect such payments shall not result in any liability whatsoever to the Agent or release Owner of its obligation with respect thereto.

13.  REGIME MAINTENANCE FEES:

         The Owner authorizes the Agent to retain from the Gross Rentals of the Unit amounts sufficient to pay the monthly Regime Maintenance Fee pertaining to the Unit. Owner recognizes that he is solely responsible for the payment of Regime Maintenance Fees, and failure of the Agent to withhold such funds, or the insuffi-ciency of funds from rental operations shall not relieve the Owner from its obligation to make such payment. The Agent will pay such charge on behalf of Owner solely from funds generated by the rental of the Unit or from funds available in the Owner's account with Agent and only if the Unit has generated sufficient rental income during each particular month to cover such expense.


         If at any time the Agent ceases to be the Management Agent for Las Casitas I Resort Condominium, then the Unit's regular monthly Regime Maintenance Fees shall not be deemed an Operational Charge for purposes of calculating the Agent's Commission.


14.  AMENITY CHARGE/HOUSEKEEPING CHARGE/TRAVEL AGENCY AND TOUR OPERATORS
     COMMISSIONS:


         (a) The Agent shall impose an "Amenity Charge" of five dollars per day for each guest renting the Unit, to contribute towards any complimentary food, beverage or other complimentary amenity offered to such guest. No charge shall be imposed in the



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 case of complimentary promotional occupancy.

         (b) The Agent shall impose a Housekeeping Charge on each Unit as outlined in Exhibit "A", for each day the Unit is rented to a guest. Such charge shall be satisfied out of Gross Rentals of the Unit. The Agent shall satisfy such expense on behalf of the Owner solely from funds generated by the rental of the Unit.

         The Owner shall not be required to request daily housekeeping services during the period of Owner's Occupancy. However, the Owner agrees to pay at the end of each Owner's Occupancy period the special Housekeeping Charge specified in Exhibit "A", which will be billed to the Owner's account at the end of each period of Owner's Occupancy either by Owner or its invitees.

         (c) A Travel Agency and Tour Operators Commission charge shall be imposed monthly on all commissionable Gross Rentals generated by the Unit during such period, at a 5% rate. Once a year Agent shall adjust the aggregate Travel Agency and Tour Operator commission charges to reflect the actual commission expense incurred during the year, provided that such expense shall not exceed 5% of all Gross Rentals generated by the Unit during that period. Any accrued overcharge shall be reimbursed to Owner with the following payment of the Owner's Share.

15.  AVAILABILITY OF UNIT AND OWNER'S OCCUPANCY:

         The Unit must be made available by Owner for rental by the Agent for during at least eleven months each year. The Unit must be made available at least twenty three (23) weeks out of the


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twenty five (25) high season weeks which extend from December 15 to April 30 each year. The Unit must be made available for rental specifically during Christmas Week, Easter Week, the months of February and March of each year, and such other time not to exceed 15 additional days as the Agent may determine from time to time and notified in writing to the Owner not less than 120 days prior to such additional term. The Owner may retain the use, or assign the use of the Unit to his own guests or invitees on a reserved basis during an aggregate of 30 days during each Term. The Owner shall notify the Agent in writing at least 30 days in advance of the particular dates the Owner wishes to use his Unit for purpose of Owner's Occupancy. The times requested by Owner shall be reserved by Agent subject to availability as set forth in Section 16. Agent shall confirm to Owner whether the dates requested by Owner are available.

         As provided for in the Regulations adopted under the Puerto Rico Tourism Act of 1993, the Owner may also use his Unit on sporadic days, without prior reservation, up to a maximum of 60 days per year, provided that the Owner pays a reduced rent to cover operational expenses of the rental program. In order for the Owner to use his Unit without prior reservation, the Owner must call the Agent not earlier than at 11:00 a.m. on the particular day in which the Owner wishes to use his Unit. If the Unit has not been previously reserved for a transient guest at the time of such call, the Owner may then request the Agent to keep the same available for his use on that date.

         In order for the Owner to use his Unit at any time other than during the 30 day reserved Owner's Occupancy period, or during the 60 day maximum sporadic, non-reserved use period, the Owner must


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pay the Agent the regular rental rate then in effect for his Unit.


         For purposes herein, Owner's Occupancy period shall refer to the thirty
(30) days reserved use period as well as the sporadic, non-reserved use period.

16.  RESERVATION COMMITMENTS:


         The Owner authorizes the Agent to accept reservations for the Unit any time during the Term except for excluded dates previously reserved for Owner's Occupancy during the thirty (30) day reserved used period. Reservations accepted by Agent shall be binding on the Owner. All instructions not to rent the Unit submitted by the Owner consistent with this Agreement will be acknowledged in writing by Agent, subject to existing reservations confirmed to guests. Both the Owner and the Agent shall use their best efforts to avoid reservations conflicts. If, through an error of Agent, a guest is occupying the Unit on dates previously reserved by the Owner and confirmed in writing by the Agent, and if substitute accommodations are available when the error is discovered, such substitute accommodations shall be provided to the Owner free of occupancy charges. Owner will be required to accept such substitute accommodations and will not be permitted to force removal of occupant of his Unit. Agent shall have no liability or responsibility to Owner other than as aforesaid.


17.  CHECK-IN BY OWNER:

         During the periods of Owner Occupancy, the Owner or Owner's invitee shall comply with the standard check-in and check-out procedures established by the Agent for Resort guests and guest


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renters of all other units. Failure to do so will result in a late departure fee, which will be billed to the Owner's account, plus all expenses incurred by the Agent in accommodating a renter that has a confirmed reservation for the Unit.


18.  PROMOTIONAL USE:


         The Owner authorizes the use of the Unit by the Agent free of rent for a period of seven (7) nights during each Term of this Agreement, to be used by the Agent for the complimentary lodging of persons that have or could have an impact on the operational success of the Resort. The frequency of the use of the Unit for promotional purposes will be selected by the Agent in a fair and equitable manner in order to ensure, to the extent possible, substantially even distribution of such promotional usage among similar condominium units participating in the Agent's rental program. The Owner will be informed of use of the Unit for promotional purposes on the monthly statement. The Owner shall not be responsible for the Housekeeping Charge associated with the promotional use of the Unit.

19.  PUERTO RICO TAXES:

         The Owner shall be solely responsible to file for and to qualify for any tax incentives that might be afforded under the provisions of the Puerto Rico Tourism Development Act of 1993, or other statute that may be approved in the future granting similar benefits. Likewise, the Owner shall be required to abide by the requirements of such Act and of the Regulations adopted thereunder, in order that his Unit continues to qualify under such Act and


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Regulations, as a condohotel unit during the Term.

         The Owner recognizes, agrees and understands, that the whole or a part of the rental income from his Unit may be subject to Puerto Rico income taxation. The Owner also recognizes that if he is not a bonafide resident of Puerto Rico such tax, if required, will be collected through withholding at the source from the total rental amounts payable to Owner. In such event, the Owner expressly authorizes the Agent to withhold Puerto Rico taxes from the rentals payable to him, at the applicable rate established by Puerto Rico law and to pay to the Puerto Rico Secretary of the Treasury the withheld amounts at the time and in the manner required by law and regulation. The Owner recognizes that under current Puerto Rico law, non-resident Owners who are United States citizens, and certain non resident alien Owners, will be under the obligation to file annual Puerto Rico income tax returns. Depending upon their personal tax circumstances, such individuals may either have an additional Puerto Rico tax liability over and above the amount of tax withheld from the rentals, or be entitled to a full or partial refund of the amount withheld. The Owner expressly recognizes that the filing of any Puerto Rico income tax return due, or payment of any additional Puerto Rico tax due over and above the amount withheld from the rentals payable to Owner, is entirely outside the scope of this Agreement, and that the Agent shall not be deemed to be the Owner's representative or agent for these or any other purpose related to Puerto Rico taxation other than the actual withholding of tax from the rentals payable to


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Owner in the case of non-resident owners. The Owner understands that he is solely and exclusively responsible for meeting his Puerto Rico tax obligations. The Agent will provide the Owner a tax withheld form annually, reasonably prior to the statutory date for filing income tax returns, the 15th of April.

20.  REPORTS TO GOVERNMENT AGENCIES:

         The Owner herewith authorizes the Agent to submit to the Tourism Company and the Treasury Department of the Commonwealth of Puerto Rico a written statement(s) indicating the Owner's name, social security number, address, the date the Unit was acquired, the date the Unit joined the rental program, the date the Unit was withdrawn from the rental program, the number of days the Unit was reserved and used by the Owner and the number of days the Owner used the Unit without prior reservation, and the gross proceeds paid by Agent to the Owner, as well as any other information required under the 1993 Puerto Rico Tourism Development Act, the regulations approved thereunder, as well as under any other applicable statute, rule or ordinance. The Agent shall send a copy of the aforesaid statement to the Owner.

21.  OCCUPANCY TAXES, CREDIT CARD DISCOUNTS:

         All occupancy and room taxes shall be charged and collected by Agent in addition to the Gross Rentals and such taxes shall be retained by Agent to be paid to the Treasury Department of the Commonwealth of Puerto Rico. Occupancy and room taxes shall not be deemed part of the Gross Rentals. Owner shall not be liable for the payment of occupancy or room taxes.


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         Credit card discounts and service charges shall be for the account of
Agent and shall not be deemed an Operational Charge.

22.  TELEPHONE FACILITIES:

         The Agent shall provide a telephone in each living/sitting room and in each bedroom of the Unit which shall be connected to the Resort's telephone switchboard. All phone charges incurred by a guest of the Unit shall be billed and collected by the Agent and shall not be part of the Gross Rentals of the Unit. Upon the termination of this Agreement, the Resort shall remove such telephone equipment from the Unit.

23.  CABLE TV FACILITIES:

         The Owner shall provide cable TV service connection in each bedroom. Each bedroom must have a TV set with a TV stand as indicated on Exhibit "C" hereto. The Owner shall be liable for payment of Cable TV service charges, except for pay per view services. Cable TV charges shall be included as an Operational Charge.

24.  INVENTORIES:

         The Agent, in order to assist the Owner in the promotion and rental of the Unit, and maintain quality standards shall:

                  (a) conduct as often as Agent considers appropriate but not less than twice during the Term of this agreement an inventory of all major furnishings and equipment;

                  (b) inspect the general condition of the Unit; and



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                  (c) provide the Owner with the inventory report, a statement as to the condition of the Unit, and written recommendations for improvements or repairs.

25.  MAINTENANCE OF UNIT:

         The Owner agrees to maintain the Unit at a par with quality standards established by the Agent for the Resort in accordance with the standard list included with this Agreement. The Owner hereby agrees to effect any recommendation or improvement to the Unit or the contents thereof which, in the sole opinion of the Agent, is deemed necessary to meet the quality standards referred to above. The Owner agrees not to modify in any way the interior of the Unit nor to substitute any furnishings or equipment therein, without prior written consent from the Agent. The Owner further agrees that the storage closet within the Unit may be used by Agent during the Term, to store cleaning supplies and equipment, linen, bath supplies and inventory of household items. In the event that the Unit is not kept up to acceptable standards, the Agent reserves the right to have it removed from the rental program. When such determination is made, the Agent will notify the Owner in writing. The Owner will have thirty
(30) days from notification to correct or authorize the Agent to correct the deficiencies in the Unit at the expense of the Owner. Upon correction of the deficiencies at the Owner's expense, the Unit will be placed back into the rental program. After the thirty (30) days period, if the Unit has not been placed up to standards, the Agent may proceed to cancel this Agreement.


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26.  MAINTENANCE AGREEMENT:

         To assure the quality and maintenance of the items, equipment and furnishings of the Unit, an annual maintenance agreement is mandatory for Units in the rental program (copy of the maintenance agreement is attached hereto as Exhibit "B").

         The Owner shall maintain the Unit (including furnishings), in first class condition, and agrees to maintain a complete set of kitchen utensils, glasses, dishes, and flatware and other equipment, as specified in the "Rental Properties Basic Equipment List" (copy attached as Exhibit "C"), based upon the number of rooms in the Unit. The Agent may replace missing and unserviceable items and charge Owner's account for such costs, except that no more than $150.00 will be expended during any month without first notifying the Owner. The cost of such replacements shall be deemed an Operation Charge as provided for herein. In the event that a sufficient supply of basic equipment is not present, the Unit will be deemed not to meet the acceptable standards of the Agent and shall be removed from the rental program.

27.  CLEANING OF UNIT:

         As part of the Housekeeping Charge the Agent shall undertake such general interior house cleaning of the Unit, including window washing, as the Agent deems necessary.

28.  REBATES:

         The Owner agrees that the Agent may offer a renter up to one hundred percent (100%) rebate per night, in the event of failure of a major appliance which cannot be repaired or replaced, or a


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temporary disconnection of any utility, due to non-payment of such service or otherwise. The Owner agrees that the guest may be transferred to another available comparable accommodation, if such rebate is unacceptable to the guest. Owner authorizes the Agent to make, at Owner's expense and without Owner's prior approval, any emergency repairs up to $400.00 in the event of the failure of the cooling system or of any major appliance, or in the event of disruption of essential utility services to the Unit during any period the Unit is rented. The Agent is authorized to correct any such problems. Such emergency repairs up to the sum of $400.00 shall be deemed an Operational Charge.

29.  INDEMNITY AND HOLD-HARMLESS:

         (a) Owner shall at all times during the term of this Agreement, at its own cost and expense, indemnify and save, protect and keep the Agent, its employees or agents, harmless against any and all liability, cost, damage, expense and fine, whatsoever, which may arise or be claimed by any person for any loss or damage to any property or injury to or death of any person, arising from any willful or negligent act of the Owner.

         (b) In the event any claim, suit or proceeding shall be brought against Agent or any of its agents, servants and employees as the result of or based on any liability, loss, damage or injury, or death arising from the willful or negligent act of the Owner, its employees or agents (other than of the Agent), Owner shall assume the payment


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              of any and all costs, expenses, settlements or judgments amounts which may be made or recovered against the Agent on account thereof, including Agent's reasonable attorney's fees and disbursements. In addition, in all proceedings against Agent, not based on Owner's willful acts or negligence, Owner shall cooperate with Agent in the defense of the case.

         (c) Agent assumes no liability nor shall it be responsible for the loss or damage to any property of the Owner, whether or not located at the Unit, including losses due to theft, robbery or mysterious disappearance.

         (d) The Agent and its agents or employees shall not be liable for any loss or damage to the Unit or to equipment, furnishings or apparatus thereto or for any injury, death or loss to the Owner, members of his family, employees or invitees, except for injuries, death or loss arising from or caused by Agent's willful acts and gross negligence. Agent shall not be liable for any damage to the Unit or contents thereof or injury to the Owner, members of his family, employees or invitees, resulting from any accident or occurrence in or upon the Unit or the building of which it is a part, including but not limited to claims for damages, resulting from:

                   (i) negligent or willful action or omission of renters occupants or their guests;

                  (ii)  injury done or occasioned by wind, rain or other


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elements;

                 (iii) theft, vandalism, fire, flood or acts of God; or (iv) the physical condition of the Unit.

         (e) Owner shall be responsible for procuring and maintaining at his own cost and expense, a home-owners insurance policy, covering the Unit and Owner's property inside the Unit and third party liability insurance as a rental property, in a minimum amount of $500,000.00. Said policy shall contain a stipulation that Owner's insurer will provide a thirty (30) day written notice of cancellation of insurance to Agent. Such policies shall be carried by solvent and responsible insurance companies licensed to do business in the Commonwealth of Puerto Rico. At the commencement of the term hereof Owner shall deliver to Agent a Certificate(s) issued and executed by Owner's insurer and evidencing the insurance coverage required hereunder. In addition, Owner shall deliver to Agent renewal policies or certificates thereof not later than thirty (30) days prior to the expiration of any policies which Owner is required to carry hereunder. Such policies shall contain a waiver of subrogation clause in favor of the Agent. Owner shall be responsible for paying the premium of the home-owners insurance policy at its inception and at the time of renewal. Owner will submit to the Agent a copy of the invoice for such premium duly marked paid, to be credited as an



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              Operational Charge. The Agent will credit such charge on an installment basis at its discretion.

         (f) Agent shall maintain at its own cost and expense public liability insurance covering the risk of any loss, cost or expense arising from any accident, injury or death arising or occurring within the Unit, except during the term of Owner's Occupancy, and the common areas of Las Casitas Resort Condominium or the Resort, as a consequen-ce of Agent's negligence or liability, in amount not less than $10,000,000 in the aggregate and $5,000,000 per occurrence. Agent shall cause its insurance carrier to issue a certificate of insurance naming Owner as additional insured. Notwithstanding the aforesaid, all insurance adjustments for losses shall be carried out solely by the Agent.


30.  SALE OF UNIT:


         In the event that the Owner sells his Unit, this Agreement shall stay in effect for the balance of the then current Term and any effective renewal thereof. Owner shall notify Agent in writing when the Unit is made available for sale, whether listed with a real estate agent or for sale by Owner. The Unit cannot be shown for sale during any period during which the Unit is occupied by a guest. The Unit may be showed for sale at other times, provided the Owner obtains the written authorization of the Agent, indicating the times and dates when the Unit may be shown. Owner and/or his rental real estate agent shall sign out the Unit key and


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return the same from and to the Agent's front desk or Unit Management Office.
Agent is authorized by the Owner to notify the Tourism Company and the Treasury Department of the Commonwealth of Puerto Rico, of the sale of all Units subject to the Rental Program.


31.  DEFAULTS:


         In the event Owner fails to comply with any of the terms and conditions of this Agreement, the Agent may, upon written notice to Owner, suspend the rental of the Unit for a specified period of time, for contact and clarifications with Owner, or shall have the right, upon written notice to Owner, to immediately terminate this Agreement. If Owner continually fails or refuses to comply with its obligations hereunder, the Agent may, upon written notice to Owner, immediately terminate this Agreement.


32.  TERMINATION:

         The Agent may terminate this Agreement at any time in its sole discretion for any reason by giving thirty (30) days prior written notice to the Owner of its intention to terminate, whereupon this Agreement shall terminate on the date set forth in such notice. Upon termination of this Agreement, the Agent is required to notify the Tourism Company and the Treasury Department that the Unit is no longer part of the Agent's rental program.

33.  ENTIRE AGREEMENT:

         This Agreement constitutes the entire agreement between Owner and the Agent, there being no understanding other than those written and specified herein. This rental agreement supersedes



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all prior rental agreements between Owner and the Agent.

34.  NOTICES:

         All notices shall be in writing and shall be deemed given two business days after mailed to the party's address stated herein, postage prepaid, return receipt requested, or upon personal delivery or sent by telecopier answer back confirmed, or overnight carrier:

                  (a)  Notice to Agent shall be sent as follows:

                                    El Conquistador Resort & Country Club
                                    Williams Hospitality Group, Inc.
                                    Post Office Box 70001
                                    Fajardo, Puerto Rico 00738

                                    Attention:  Managing Director

                           with copy to:

                                    Williams Hospitality Group, Inc.
                                    Post Office Box 50003
                                    San Juan, Puerto Rico 00902

                                    Attention:  President


                  (b) Notice to Owner shall be sent to the address shown on the preamble to this Agreement.


35.  MISCELLANEOUS:

         (a) The Agent, its stockholders, partners or their affiliates are the current managers of the Resort and may manage, own or build other hotels, resorts, condominiums, or transient guest facilities, which may compete with the Resort, and with the rental of the Unit and other units within the Resort. The Agent has engaged the services of Williams Hospitality Group Inc. ("WHG"), to manage the Resort and to manage its rental program for Las Casitas



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Resort Condominium. Owner will accept performance hereunder by WHG and any subsequent manager of the Resort.

         (b) The Agent, its stockholders, partners or their affiliates may contract with the Resort as vendors, purchasers, contractors, suppliers and purveyor of goods or services.

         (c) The Agent, its stockholders, partners or affiliates reserve the right to construct additional hotel rooms in the Resort and additional condominium units which will compete with the Unit and with all other units and rooms in the Resort, without such construction constituting a violation of the terms hereof.


36.  GOVERNING LAW:

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico.


37.  SUCCESSORS.

         The provisions of this Agreement shall inure to the benefit of and shall bind the successors and assigns of the respective parties hereto.

38.  ASSIGNMENT:

         The Agent may assign this contract to any party or successor in interest of Agent. The Owner may not assign this contract except in connection with the sale of the Unit as provided for herein.

39.  WAIVER OF TRIAL BY JURY:

         Except as may be prohibited by law, neither party hereto shall


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seek jury trial on any lawsuit, proceeding or counterclaim based upon or arising from this Agreement.


40.  PARTIAL INVALIDITY:


         If any term of this Agreement is held invalid or unenforceable, the remainder of this Agreement or the application of such term to circumstances other than those as to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EL CONQUISTADOR PARTNERSHIP
L.P.


----------------------------                --------------------------
By                                                     OWNER

                                            --------------------------
                                                     CO-OWNER

The Owner represents and warrants that he/she / / is / / is not, a bonafide resident of Puerto Rico for tax purposes.

---------------------------
          Owner


---------------------------
        Co-Owner


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